ARTICLES OF MERGER
                                  OF
                         SUMEX CORPORATION
                        (A Utah Corporation)

                                INTO

                          SUMEX CORPORATION
                       (A Nevada Corporation)

 The Undersigned, being sole Director of Sumex Corporation, a Utah Corporation, and the sole officer and director of Sumex Corporation, a Nevada Corporation, hereby certify as follows:

 1. A merger for the purpose of changing domicile has been approved by the Board of Directors of Sumex Corporation, a Utah Corporation, and Sumex Corporation, a Nevada Corporation.

 2. Shareholders owning 3,395,000 of the shares of common stock of Sumex Corporation, a Utah Corporation, which number of shares is a majority of the 4,673,140 shares outstanding, voted in favor of such merger on February 16, 1999. The sole shareholder of Sumex Corporation, a Nevada Corporation, voted for such a plan of merger on February 22, 1999.

 3. A Notice, including a summary of the merger, was mailed to all shareholders of the Utah corporation on or about February 5, 1999.

 4. Sumex Corporation, a Nevada corporation, hereby agrees that it will promptly pay to the dissenting shareholders, if any, of Sumex Corporation, a Utah corporation, the amount, if any, to which they shall be entitled under the provisions of the Utah Corporation Statutes with respect to the rights of dissenting shareholders.

 Effective the 23rd day of February, 1999.

SUMEX CORPORATION                         SUMEX CORPORATION
A Utah Corporation                        A Nevada Corporation

By:________/s/_________                   By:_________/s/___________
   Robert Wallace                            Robert Wallace
   President/Secretary                       President/Secretary


                        NOTARY CERTIFICATE


State of Utah        )
                     )ss.
County of Salt Lake  )

 On the 22nd day of February, 1999, Robert Wallace personally appeared before me, a Notary Public, who acknowledged that he executed the foregoing Articles of Merger on behalf of the above entity.

 IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                    ___________/s/_____________
                                       Notary Public
                                    Residing at Salt Lake

My commission expires: July 1, 2002